UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

BORGWARNER INC.
________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3850 Hamlin Road,	Auburn Hills,	Michigan	48326
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BWA	New York Stock Exchange
1.00% Senior Notes due 2031	BWA31	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01     Regulation FD Disclosure.

As BorgWarner Inc., a Delaware corporation (the “Company”), previously disclosed in a Current Report on Form 8-K filed June 4, 2021, on that date, Akasol AG, a stock corporation incorporated under the laws of Germany (“Akasol”), became a majority-owned subsidiary of the Company.

As of July 30, 2021, a wholly-owned indirect subsidiary of the Company that is now known as “ABBA BidCo AG” (“BidCo”) held 5,634,459 non-par value bearer shares with a proportionate amount of €1.00 per share of the share capital of Akasol, corresponding to approximately 92.94% of the share capital and the voting rights of Akasol, and is therefore the main shareholder of Akasol within the meaning of Section 62 para. 5 of the German Transformation Act.

On August 2, 2021, to simplify BidCo’s corporate structure, the management board of BidCo resolved (i) to merge Akasol into BidCo by entering into a merger agreement with Akasol (the “Merger Agreement”) and (ii) to request that Akasol’s management board (the “Akasol Board”) initiate a meeting of the shareholders of Akasol (the “Akasol Shareholders Meeting”) to approve the transfer of shares held by Akasol’s remaining minority shareholders to BidCo against appropriate cash compensation within three months after the execution of the Merger Agreement pursuant to Section 62 paras. 1, 5 of the German Transformation Act in conjunction with Sections 327a et seq. of the German Stock Corporation Act (the “Merger Squeeze-Out”). The appropriate cash compensation for the Merger Squeeze-Out has not yet been determined. To determine the appropriate cash compensation, BidCo will engage a valuation firm to carry out a valuation of Akasol, the adequacy of which will be examined by an independent, court-appointed auditor.

In addition, on August 2, 2021, BidCo sent a letter to the Akasol Board regarding BidCo’s intent to initiate the Merger Squeeze-Out (the “Request Letter”) in which BidCo asked (i) that BidCo and Akasol enter into negotiations on the Merger Agreement; (ii) that the Akasol Board initiate all necessary measures and steps to ensure (A) that the procedures provided for in Sections 327a et seq. of the German Stock Corporation Act are implemented and (B) that, at the Akasol Shareholders Meeting, the Akasol shareholders approve the Merger Squeeze-Out; and (iii) that Akasol provide BidCo, BidCo’s selected auditor and the court-appointed auditor with any documents or information required for the valuation of Akasol in connection with the Merger Squeeze-Out.

The information contained in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purpose of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filings.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit Number	Description
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BorgWarner Inc.

Date: August 3, 2021	By:	/s/ Tonit M. Calaway
Name: Tonit M. Calaway
Title: Executive Vice President and Secretary